EXHIBIT 3.2

AMENDED AND RESTATED

BYLAWS

OF

MEEMIC HOLDINGS, INC.

AS OF SEPTEMBER 19, 2001

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE.  The initial registered office shall be in Auburn Hills, County of Oakland, State of Michigan.

SECTION 2. OTHER OFFICES.  The corporation may also have offices at such other places both in and outside the State of Michigan as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

SHAREHOLDERS

SECTION 1. PLACE OF MEETING.  All meetings of the shareholders of the corporation shall be held at the registered office or such other place, either within or without the State of Michigan, as may be determined from time to time by the board of directors.

SECTION 2. ANNUAL MEETING OF SHAREHOLDERS.  The first annual meeting of shareholders for election of directors and for such other business as may properly come before the meeting shall be held at least one business day prior to the date that the corporation acquires record and beneficial ownership of all of the then issued and outstanding shares of MEEMIC Insurance Company, a Michigan stock insurance company.  Commencing with the first full calendar year following the date of the corporation's first annual meeting of shareholders, the annual meeting of shareholders for election of directors and for such other business as may properly come before the meeting shall be held on the second Wednesday of June, if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m., local time, or at such other date and/or time as shall be determined from time to time by the board of directors, unless such action is taken by written consent as provided in Section 12 of this Article 11.  If the annual meeting is not held on the date designated therefor, the board shall cause the meeting to be held as soon thereafter as convenient.

SECTION 3. ORDER OF BUSINESS AT ANNUAL MEETING.  The order of business at the annual meeting of the shareholders shall be as follows:

(a)   Reading of notice and proof of mailing,

(b)   Reports of Officers,

(c)                Election of Directors,

(d)                Transaction of other business mentioned in the notice,

(e)                Adjournment,

provided that the presiding officer may vary the order of business at his or her discretion.

SECTION 4. NOTICE OF MEETING OF SHAREHOLDERS.  Except as otherwise provided in the Michigan Business Corporation Act, as amended (herein called the "Act"), written notice of the time, place and purposes of a meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.  If a meeting is adjourned to another time or place, it is not necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only business is transacted as might have been transacted at the original meeting.  If after the adjournment the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at the meeting.

SECTION 5. LIST OF SHAREHOLDERS ENTITLED TO VOTE.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof, the list shall:

(a)   Be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder.

(b)   Be produced at the time and place of the meeting.

(c)   Be subject to inspection by any shareholder during the whole time of the meeting.

(d)   Be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

SECTION  6.  SPECIAL MEETING OF SHAREHOLDERS.  Unless otherwise provided in the articles of incorporation, a special meeting of shareholders may be called at any time by the chairman of the board of the corporation, or the president of the corporation, or by a majority of the members of the board of directors then in office, or by shareholders owning, in the aggregate, not less than one-fourth of all the shares entitled to vote at such special meeting.  The method by which such meeting may be called is as follows: Upon receipt of a specification in writing setting forth the date and objects of such proposed special meeting, signed by the chairman of the board, or the president of the corporation, or by a majority of the members of the board of directors then in office, or by shareholders as above provided, the secretary of the corporation shall prepare, sign and mail the notices requisite to such meeting.

SECTION 7. QUORUM OF SHAREHOLDERS.  Unless a greater or lesser quorum is provided in the articles of incorporation or in the Act, the holders of shares of capital stock of the corporation entitled to cast at least one-third of the votes at a meeting of the shareholders of the corporation shall constitute a quorum at such meeting.  The shareholders present in person or by proxy at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

SECTION 8. VOTE OF SHAREHOLDERS.  Each outstanding share is entitled to one (1) vote on each matter submitted to a vote, unless otherwise provided in the articles of incorporation.  A vote may be cast either orally or in writing.  If an action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action, unless a greater vote is required by the articles of incorporation or the Act.  Except as otherwise provided in the articles of incorporation, directors shall be elected by a plurality of the votes cast at an election.

SECTION 9. RECORD DATE FOR DETERMINATION OF SHAREHOLDERS.  For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, the board of directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the board.  The date shall not be more than 60 nor less than 10 days before the date of the meeting.  If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held.  When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has be-en made as provided in this Section 9, the determination applies to any adjournment of the meeting, unless the board of directors fixes a new record date under this Section 9 for the adjourned meeting.  For the purpose of determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, the board of directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the board and shall not be more than 10 days after the board resolution.  If a record date is not fixed and prior action by the board of directors is required with respect to the corporate action to be taken without a meeting, the record date shall be the close of business on the day on which the resolution of the board is adopted.  If a record date is not fixed and prior action by the board of directors is not required, the record date shall be the first date on which a signed written consent is delivered to the corporation as provided in Section 12 of this Article II. For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the board of directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the board.  The date shall not be more than 60 days before the payment of the share dividend or distribution or allotment of a right or other action.  If a record date is not fixed, the record date shall be the close of business on the day on which the resolution of the board of directors relating to the corporate action is adopted.

SECTION 10.  PROXIES. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize one or more other persons to act for him or her by proxy.  A proxy shall be signed by the shareholder or his or her authorized agent or representative.

SECTION 11. INSPECTORS OF ELECTION.  The board of directors, in advance of a shareholders' meeting, may appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If inspectors are not so appointed, the person Presiding at a shareholders' meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one or more inspectors.  In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the person presiding thereat.  The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.  On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them.  The report is prima facie evidence of the facts stated and of the vote as certified by the inspectors.

SECTION 12.  ACTION BY WRITTEN CONSENT.  Any action required or permitted by the Act, the articles of incorporation or these bylaws to be taken at an annual meeting or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if before or after the action all the shareholders entitled to vote consent in writing.  The written consents shall bear the date of signature of each shareholder who signs the consent and shall be delivered to the corporations registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders.  Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.  Prompt notice of the taking of the corporate action without a meeting shall be given to all shareholders.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM OF DIRECTORS; VACANCIES.  The business and affairs of the corporation shall be managed by or under the direction of a board of directors, the composition of which shall meet the requirements of the articles of incorporation.  The board of directors of the corporation shall consist of not less than six (6) nor more than ten (10) directors, provided, however, that the exact number of directors shall be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the board of directors of the corporation then in office.  The shareholders may also increase or decrease the number of directors at any meeting of the shareholders or by a written consent in lieu thereof.  Either the shareholders or the board of directors may fill the vacancy caused by an increase in the number of directors.  At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the succeeding annual meeting, except in the case of classification of directors as permitted by the Act.  A director shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified, or until his or her resignation or removal.  Directors need not be shareholders and may serve continuous terms.

If because of death, resignation, or other cause, the corporation has no directors in office, an officer, a shareholder, a personal representative, administrator, trustee, or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders in accordance with the articles of incorporation or these bylaws.

SECTION 2. REMOVAL.  The shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause.  The vote for removal shall be by a majority of shares entitled to vote at an election of directors.

SECTION 3. RESIGNATION.  A director may resign by written notice to the corporation.  The resignation is effective upon its receipt by the corporation or a later time as set forth in the notice of resignation.

SECTION 4. POWERS.  The business and affairs of the corporation shall be managed by its board of directors except as otherwise provided in the Act or in the articles of incorporation.

SECTION 5. LOCATION OF MEETINGS.  Regular or special meetings of the board of directors may be held either in or outside the State of Michigan.

SECTION 6. ORGANIZATION MEETING OF BOARD.  The first meeting of each newly elected board of directors shall be held at the place of holding the annual meeting of shareholders, and immediately following the same, for the purpose of electing officers and transacting any other business properly brought before it, provided that the organization meeting in any year may be held at a different time and place than that herein provided by a consent of a majority of the directors of such new board.  No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, unless said meeting is not held at the place of holding and immediately following the annual meeting of shareholders.

SECTION 7. REGULAR MEETING OF BOARD.  Any regular meeting of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

SECTION 8.  SPECIAL MEETING OF BOARD.  Any special meeting of the board of directors may be called by the chief executive officer, or by a majority of the persons then comprising the board of directors, at any time by means of notice of the time and place thereof to each director, given not less than 24 hours before the time such special meeting is to be held.

SECTION 9. COMMITTEES OF DIRECTORS.  The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace an absent or disqualified member at a meeting of the committee.  In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors creating such committee, may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation.  A committee does not have the power or authority to amend the articles of incorporation, adopt an agreement of merger or share exchange, recommend to the shareholders the sale, lease or exchange of all or substantially au of the corporation's property and assets, recommend to the shareholders a dissolution of the corporation or a revocation of a dissolution, amend the bylaws of the corporation or fill vacancies in the board of directors; and, unless the resolution of the board of directors creating such committee, the articles of incorporation or bylaws expressly so provide, a committee does not have the power or authority to declare a distribution, dividend or to authorize the issuance of stock.  Any such committee, and each member thereof, shall serve at the pleasure of the board of directors.

SECTION 10. QUORUM AND REQUIRED VOTE OF BOARD AND CONFEREES.  At all meetings of the board of directors, or of a committee thereof, a majority of the members of the board then in office, or of the members of a committee of the board of directors, constitutes a quorum for transaction of business, unless the articles of incorporation, these bylaws, or in the case of a committee, the board resolution establishing the committee, provide for a larger or smaller number.  The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the board of directors or of the committee unless the vote of a larger number is required by the Act, the articles of incorporation, or these bylaws, or in the case of a committee, the board resolution establishing the committee.  Amendment of these bylaws by the board of directors requires the vote of not less than a majority of the members of the board then in office.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 11. ACTION BY WRITTEN CONSENT.  Action required or permitted to be taken under authorization voted at a meeting of the board of directors or a committee of the board of directors, may be taken without a meeting if, before or after the action, all members of the board then in office or of the committee consent to the action in writing.  The written consents shall be filed with the minutes of the proceedings of the board of directors or committee.  The consent has the same effect as a vote of the board of directors or committee for all purposes.

SECTION 12.  COMPENSATION OF DIRECTORS.  The board of directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers, but approval of the shareholders is required if the articles of incorporation, these bylaws or any provisions of the Act so provide.  No such compensation shall preclude any director from serving the corporation in any other capacity and receiving additional compensation for such service.

SECTION 13.  PARTICIPATION IN MEETING BY TELEPHONE.  By oral or written permission of a majority of the board of directors, a member of the board of directors or of a committee designated by the board may participate in a meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can Communicate with the other participants.  Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

ARTICLE IV

NOTICES

SECTION 1. NOTICE.  Whenever any notice or communication is required to be given to any director or shareholder under any provision of the Act, or of the articles of incorporation or of these bylaws, it shall be given in writing, except as otherwise provided in the Act.  All such notices and communications shall be given to such director or shareholder either personally or by mail (registered, certified or other first class mail, with postage pre-paid), addressed to such person at the address designated by him or her for that purpose or, if none is designated, at his or her last known address.  Written notice to any director may also be delivered at his or her office on the corporation's premises, if any, or by overnight carrier, telegram, telex, telecopy, radiogram, cable-gram, facsimile, computer transmission or similar form of communication, addressed to the address referred to in the preceding sentence.  Notices given Pursuant to this Section 1 shall be deemed to be given when dispatched, or, if mailed, when deposited in a post office or official depository under the exclusive care and custody of the United States postal service.  Notices given by overnight carrier shall be deemed "dispatched" at 9: 00 a.m. on the day the overnight carrier is reasonably requested to deliver the notice.  The corporation shall have no duty to change the written address of any director or shareholder unless the secretary of the corporation receives written notice of such address change.  Neither the business to be transacted at, nor the purpose of, a regular or special meeting of the board of directors need be specified in the notice of the meeting.

SECTION 2. WAIVER OF NOTICE.  When, under the Act or the articles of incorporation or these bylaws, or by the terms of an agreement or instrument, a corporation or the board of directors or any committee thereof may take action after notice to any person or after lapse of a prescribed period of time, the action may be taken without notice and without lapse of the period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in case of a shareholder, by his or her attorney-in-fact, submits a signed waiver of such requirements.  Neither the business to be transacted at, nor the purpose of, a regular or special meeting of the board of directors need be specified in the waiver of notice of the meeting.  Attendance of a person at a meeting of shareholders constitutes a waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.  A director's attendance at or participation in a meeting, waives any required notice to him or her of the meeting unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

ARTICLE V

OFFICERS

SECTION 1. SELECTION.  The board of directors, at its first meeting and at its organization meeting following the annual meeting of shareholders, shall elect or appoint a chairman of the board. such number of vice chairmen as the board of directors of the corporation may determine, a president, such number and designation of vice presidents as the board of directors of the corporation may determine, a secretary, and a treasurer.  The board of directors of the corporation may also elect or appoint such other officers, employees and agents as it shall deem necessary who shad hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.  Two or more offices may be held by the same person but an officer shall not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law or the articles or bylaws to be executed, acknowledged or verified by two or more officers.

SECTION 2. COMPENSATION.  The board of directors of the corporation, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of them, shall have authority to establish reasonable salary, compensation and benefits, which may include pension, disability and death benefits, for services rendered to the corporation by an officer, employee or agent of the corporation.  The salaries of all officers, employees and agents of the corporation shall be fixed by the board of directors; provided, however, that the board of directors may delegate to any committee of the board of directors of the corporation, or any officer or officers of the corporation, the power to fix the compensation of any officer, employee or agent of the corporation.

SECTION 3. TERM, REMOVAL AND VACANCIES.  Each officer of the corporation shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal.  An officer elected or appointed by the board of directors may be removed by the board with or without cause at any time.  Such removal shad be effected by written notice to such officer.  An officer may resign by written notice to the corporation.  The resignation is effective upon its receipt by the corporation or at a subsequent tune specified in the notice of resignation, Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

SECTION 4. CHIEF EXECUTIVE OFFICER.  The chief executive officer of the corporation shall be responsible to the board of directors for the general supervision and management of the business and affairs of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.  During the absence or disability of the chairman of the board and all vice-chairmen of the board, if any, or while those offices are vacant, the chief executive officer shall preside over all meetings of the board of directors, of the shareholders and of any executive committee, and shall perform all of the duties and functions, and when so acting shall have all powers and authority, of the chairman of the board.  If no person is designated as chief executive officer, then the president of the corporation shall exercise all of the powers and discharge all of the duties of the chief executive officer.

SECTION 5. CHAIRMAN OF THE BOARD OF DIRECTORS.  If the board of directors elects or appoints a chairman of the board, he or she shall be elected or appointed by, and from among the membership of, the board of directors.  He or she shall preside at all meetings of the shareholders, of the board of directors and of any executive committee.  He or she shall perform such other duties and functions as shall be assigned to him or her from time to time by the board of directors.  He or she shall be, ex officio, a member of all standing committees.  Except where by law the signature of the president of the corporation is required, the chairman of the board of directors shall possess the same power and authority to sign all certificates, contracts, instruments, papers and documents of every conceivable kind and character whatsoever in the name of and on behalf of the corporation which may be authorized by the board of directors.

SECTION 6. VICE CHAIRMAN OF THE BOARD.  In the absence of the chairman of the board, or while that office is vacant, such vice chairman of the board, in the order specified by the board of directors, shall perform the duties and possess and exercise the powers of the chairman of the board and shall have such other powers and duties as the board of directors may from time to time determine.

SECTION 7. PRESIDENT.  If no other person is designated as chief executive officer, the president shall also be the chief executive officer of the corporation.  The president shall, in general, perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors.

SECTION 8. VICE PRESIDENTS.  The board of directors may elect or appoint one or more vice presidents.  The board of directors may designate one or more vice presidents as executive or senior vice presidents and may grant vice presidents such other designations or titles as the board of directors deems necessary or appropriate.  In the absence or disability of the president, the chairman of the board, and any vice chairman of the board, or while all of those offices are vacant, the duties and powers of the president shall descend to the vice presidents in such order as is specified by the board of directors.  The vice presidents shall perform such other duties as may be delegated to them by the board of directors, any executive committee, the chairman of the board or the president.

SECTION 9. SECRETARY.  The secretary shall have charge of such books, documents and papers as the board of directors may determine and shall keep, or cause to be kept, a record containing the names of all persons who are shareholders of the corporation, showing the place of residence, and such books shall be open for inspection as prescribed by law.  He or she shall, in general, perform all the duties incident to the office of the secretary subject to the control of the board of directors.  The secretary shall attend all meetings of the shareholders, and of the board of directors and of any executive committee, and shall preserve in the books of the corporation true minutes of the proceedings of all such meetings.  He or she shall safely keep in his or her custody the seal of the corporation, if any, and shall have authority to affix the same to all instruments where its use is required or permitted.  He or she shall give all notice required by the Act, these bylaws or resolution.  He or she shall perform such other duties as ma be delegated to him or her by the board of directors, any executive committee, the chairman of the board or the president.

SECTION 10.  TREASURER.  Subject to the control of the board of directors of the corporation, the treasurer shall have custody of all corporate funds, property and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements When necessary or proper, he or she may endorse on behalf of the corporation for collection, checks, notes and other obligations, and shall deposit the same, as well as all other moneys, securities and valuable effects in the name of, and to the credit of, the corporation and in such depositories as may be designated for that purpose by the board of directors.  He or she shall make. such disbursements as may be necessary or proper to be made on behalf of the corporation taking, proper vouchers for such disbursements.  He or she shall keep and maintain or supervise the maintenance of adequate books and records for the purpose of keeping and maintaining an accurate account of all the moneys and obligations received and paid or incurred for or on account of the corporation, which books shall be open at all reasonable times for inspection by any director for any reasonable purpose and at all reasonable times at the office of the corporation.  If required by the board of directors, he or she shall keep in force a bond in form, amount and with a surety or sureties satisfactory to the board of directors, conditioned for faithful performance of the duties of his or her office, and for restoration to the corporation in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his or her possession or under his or her control belonging to the corporation.  He or she shall, in general, perform all the duties incident to the office of treasurer, subject to the control of the board of directors.  He or she shall perform such other duties as may be delegated to him or her by the board of directors, the chairman of the board or the president.

SECTION 11. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.  The board of directors may elect one or more assistant secretaries and assistant treasurers.  The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.  The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or by the treasurer, respectively, or by the board of directors, the chairman of the board or the president.

SECTION 12.  DELEGATION OF AUTHORITY AND DUTIES BY BOARD OF DIRECTORS.  All officers, employees and agents shall, in addition to the authority confer-red, or duties imposed,. on them by these bylaws, have such authority and perform such duties in the management of the corporation as may be determined by resolution of the board of directors not inconsistent with these bylaws.

SECTION 13.  BOND OF OFFICERS AND EMPLOYEES.  Any officer or employee of the corporation handling funds or negotiable instruments or any other property of the corporation shall furnish such bond or shall be covered by a blanket bond in such amounts and with such surety and sureties as may be required by the board of directors.  The premium of any such bond shall be paid by the corporation.

ARTICLE VI

INDEMNIFICATION

SECTION 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS: CLAIMS BY THIRD PARTIES.  The corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, indemnify any person (an "Indemnitee") who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the light of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be, in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.  The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 2. INDEMNIFICATION OF DIRECTORS AND OFFICERS: CLAIMS BROUGHT BY OR IN THE RIGHT OF THE CORPORATION.  The corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, indemnify an Indemnitee who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders.  Indemnification shall not be made under this Section for a claim, issue, or matter in which the Indemnitee has been found liable to the corporation except to the extent authorized in Section 6 of this Article.

SECTION 3. ACTIONS BROUGHT BY THE INDEMNITEE.  Notwithstanding the provisions of Sections 1 and 2 of this Article, the corporation shall not be required to indemnify an Indemnitee in connection with an action, suit, proceeding or claim (or part thereof) brought or made by such Indemnitee except as otherwise provided herein with respect to the enforcement of this Article, unless such action, suit, proceeding or claim (or part thereof) was authorized by the board of directors of the corporation.

SECTION 4. APPROVAL OF INDEMNIFICATION.  An indemnification under Sections I or 2 of this Article, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article, as the case may be, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement.  This determination and evaluation shall be made in any of the following ways:

(a)   By a majority vote of a quorum of the board of directors consisting of director's who are not parties or threatened to be made parties to the action, suit, or proceeding.

(b)        If a quorum cannot be obtained in subsection (a), by majority vote of a committee duly designated by the board of directors and consisting solely of two (2) or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding,

(c)   By independent legal counsel in a written opinion, which counsel shall be selected in one (1) of the following ways:

(i)        By the board of directors or its committee in the manner prescribed in subsection (a) or (b).

(ii)        If a quorum of the board of directors cannot be obtained under subsection (a) and a committee cannot be designated under subsection (b), by the board of directors.

(d)   By all independent directors (if any directors have been designated as such by the board of directors or shareholders of the corporation) who are not parties or threatened to be made parties to the action, suit, or proceeding,

(e)   By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

in the designation of a committee under subsection (b) or in the selection of independent legal counsel under subsection (c)(h), all directors may participate.

SECTION 5. ADVANCEMENT OF EXPENSES.  The corporation may pay or reimburse the reasonable expenses incurred by an Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply:

(a)                The Indemnitee furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article.

(b)                The Indemnitee furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct.

(c)                A determination is made that the facts then known to those making the determination would not preclude indemnification under the Act,

The undertaking required by subsection (b) must be an undivided general obligation of the Indemnitee but need not be secured.  Determinations and evaluations of payments or reimbursements under this Section shall be made in the manner specified in Section 4 of this Article.

SECTION 6. COURT APPROVAL.  An Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.  On receipt of an application, the court after giving any notice it considers necessary may order indemnification if it determines that the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth in Sections 1 and 2 of this Article or was adjudged liable as described in Section 2 of this Article, but if he or she was adjudged liable, his or her indemnification is limited to reasonable expenses incurred.

SECTION 7. PARTIAL INDEMNIFICATION.  If an Indemnitee is entitled to indemnification under Sections 1 or 2 of this Article for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.

SECTION 8.  INDEMNIFICATION OF EMPLOYEES AND AGENTS.  Any person who is not covered by the foregoing provisions of this Article and who is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture trust or other enterprise, whether for profit or not, may be indemnified to the fullest extent authorized or permitted by the Act or other applicable law, as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time to time by the board of directors.

SECTION 9. OTHER RIGHTS OF INDEMNIFICATION.  The indemnification or advancement of expenses provided under Sections 1 through 8 of this Article is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement.  The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.  The indemnification provided for in Sections 1 through 8 of this Article continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, personal representatives, and administrators of the person.

SECTION 10.  DEFINITIONS.  "Other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on,'or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or its beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the corporation or its shareholders" as referred to in Sections 1 and 2 of this Article.

SECTION 11. LIABILITY INSURANCE.  The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under the pertinent provisions of the Act.

SECTION 12.  ENFORCEMENT.  If a claim under this Article is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation.  Neither the failure of the corporation (including its board of directors, a committee thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Act nor an actual determination by the corporation (including its board of directors, a committee thereof, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 13.  CONTRACT WITH THE CORPORATION.  The right to indemnification conferred in this Article shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article is in effect, and any repeal or modification of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

SECTION 14.  APPLICATION TO RESULTING OR SURVIVING CORPORATION OR CONSTITUENT CORPORATION.  The definition for "corporation" found in Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded from application to this Article.  The indemnification and other obligations set forth in this Article of the corporation shall be binding upon any resulting or surviving corporation after any merger or consolidation with the corporation, Notwithstanding anything to the contrary contained herein or in Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this Article for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the corporation.

SECTION 15.  SEVERABILITY.  Each and every paragraph, sentence, term and provision of this Article shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or provisions shall not be affected, and this Article shall be construed in all respects as if the invalid or unenforceable matter had been omitted.

ARTICLE VII

STOCK AND TRANSFERS

SECTION 1. SHARE CERTIFICATES: REQUIRED SIGNATURES.  The shares of the corporation shall be represented by certificates which shall be signed by the chairman of the board of directors, vice chairman of the board of directors, president or a vice president and which also may be signed by another officer of the corporation.  The certificate may be sealed with the seal of the corporation or a facsimile of the seal.  The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee.  If an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be an officer before the certificate is issued. it may be issued by the corporation with the same effect as if he or she were the officer at the date of issue.

SECTION 2. SHARE CERTIFICATES: REQUIRED PROVISIONS.  A certificate representing shares of the corporation shall state upon its face all of the following:

(a)   That the corporation is formed under the laws of this state.

(b)                The name of the person to whom issued.

(c)   The number and class of shares, and the designation of the series, if any, which the certificate represents.

A certificate representing shares issued by a corporation which is authorized to issue shares of more than one (1) class shall set forth on its face or back or state on its face or back that the corporation will furnish to a shareholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued, and if the corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences and limitations of each series so far as the same have been prescribed and the authority of the board to designate and prescribe the relative rights, preferences and limitations of other series.

SECTION 3. REPLACEMENT OF LOST OR DESTROYED SHARE CERTIFICATES.  The corporation may issue a new certificate for shares or fractional shams in place of a certificate theretofore issued by it, alleged to have been lost or destroyed, and the board of directors may require the owner of the lost or destroyed certificate, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged lost or destroyed certificate or the issuance of such new certificate.

SECTION 4. REGISTERED SHAREHOLDERS.  The corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and sha-U not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have express or other notice thereof, save as may be otherwise provided by the statutes of Michigan,

SECTION 5. TRANSFER AGENT AND REGISTRAR.  The board of directors may appoint a transfer agent and a registrar in the registration of transfers of its securities.

SECTION 6. REGULATIONS.  The board of directors shall have power and authority to make all such rules and regulations as the board shall deem expedient regulating the issue, transfer and registration of certificates for shares in this corporation.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 1. DISTRIBUTIONS IN CASH OR PROPERTY.  The board of directors may authorize and the corporation may make distributions to its shareholders subject to restriction by the articles of incorporation and/or unless otherwise limited by the articles of incorporation, these bylaws or the Act.

             SECTION 2. RESERVES.  The board of directors shall have power and authority to set apart such reserve or reserves, for any proper purpose, as the board in its discretion shall approve, and the board shall have the power and authority to abolish any reserve created by the board.

SECTION 3. VOTING SECURITIES.  Unless otherwise directed by the board of directors, the chairman of the board or president, or in the case of their absence or inability to act, the vice presidents, in order of their seniority, shall have full power and authority on behalf of the corporation to attend and to act and to vote, or to execute in the name or on behalf of the corporation a consent in writing in lieu of a meeting of shareholders or a proxy authorizing an agent or attorney-in-fact for the corporation to attend and vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings he or she or his or her duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the corporation might have possessed and exercised if present.  The board of directors by resolution from time to time may confer the power upon any other person or persons.

SECTION 4. CHECKS.  All checks, drafts and orders for the payment of money shall be signed in the name of the corporation in such manner and by such officer or officers or such other person or persons as the board of directors shall from time to time designate for that purpose.

SECTION 5. CONTRACTS, CONVEYANCES, ETC.  When the execution of any contract, conveyance or other instrument has been authorized without specification of the executing officers, the chairman of the board, president or any vice president, and the secretary or assistant secretary, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto.  The board of directors shall have power to designate the officers and agents who shall have authority to execute any instrument on behalf of this corporation.

SECTION 6. CORPORATE BOOKS AND RECORDS.  The corporation shall keep books and records of account and minutes of the proceedings of its shareholders, board of directors and executive committees, if any.  The books, records and minutes may be kept outside this state, The corporation shall keep at its registered office, or at the office of its transfer agent in or outside the State of Michigan, records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became holders of record.  Any of the books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.  The corporation shall convert into written form without charge any record not in written form, unless otherwise requested by a person entitled to inspect the records.

SECTION 7. FISCAL YEAR.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SECTION 8. SEAL.  If the corporation has a corporate seal, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Michigan." The seal may be used by causing it or a facsimile to be affixed, impressed or reproduced in any other manner.

ARTICLE IX

AMENDMENTS

SECTION 1. The shareholders or the board of directors may amend or repeal the bylaws or adopt new bylaws unless the articles of incorporation provide that the power to adopt new bylaws is reserved exclusively to the shareholders or that these bylaws or any particular bylaw shall not be altered or repealed by the board of directors.  Such action may be taken by written consent or at any meeting of shareholders or the board of directors; provided that if notice of any such meeting is required by these bylaws, it shall contain notice of the proposed amendment, repeal or new bylaws.  Amendment of these bylaws by the board of directors requires the vote of not less than a majority of the members of the board then in office.